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                                                                    Exhibit 23.2



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-71516 of MountainBank Financial Corporation on Form S-4 of our report dated February 19, 2001 relating to the financial statements of First Western Bank appearing in the Proxy Statement/Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Hickory, North Carolina
November 14, 2001